EXHIBIT (23)

                     LETTERHEAD OF COOPERS & LYBRAND L.L.P.

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the registration statement of USL Capital Corporation on Form S-3 (File No. 33-56196) of our report dated April 3, 1997, on our audits of the consolidated financial statements and financial statement schedules of USL Capital Corporation as of December 31, 1996 and 1995, and for the years ended December 31, 1996, 1995, and 1994, which report is included in this Annual Report on Form 10-K.



/s/ Coopers & Lybrand L.L.P.

Coopers & Lybrand L.L.P.
Detroit, Michigan
April 3, 1997